                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


                   MILLS MUSIC TRUST ROYALTY REMITTANCE UPDATE

New York, NY - December 31, 2001 - HSBC Bank USA, as Trustee (the "Trustee") under a Declaration of Trust for Mills Music Trust dated as of December 3, 1964 (the "Trust"), announced today that it has notified the holders of record of the trust certificates issued under the Trust of the following events: After consultation with representatives of the Trustee and certain holders of trust certificates, EMI Music Publishing Co. ("EMI"), the current owner and administrative entity for the copyrighted materials subject to the Trust has made remittances for the two quarters ended June 30, 2001 and September 30, 2001 to the Trust. Under the relevant Agreement, quarterly remittances were due respectively September 1, 2001 and December 1, 2001. EMI has characterized these remittances as advances, a characterization to which the Trustee has not agreed. Accordingly, the Trustee will be able to make a distribution to the trust certificate holders of record as of January 1, 2002. The actual distribution will take place on January 22, 2002.



Investor Inquiries:                 Marcia Markowski
                                    P: 212/525-1349
                                    Marcia.markowski@us.hsbc.com
                                    ----------------------------

Media Inquiries:                    Pamela Plehn
                                    P: 212/525-6282
                                    Pamela.plehn@us.hsbc.com
                                    ------------------------